                                                                 EXHIBIT (D)(27)

                               REVISED SCHEDULE A
                           TO THE ADVISORY AGREEEMENT

     THIS SCHEDULE A, dated as of _________, 2006, is revised Schedule A to that certain Advisory Agreement dated as of _________, 2006 between Aston Asset Management LLC and Aston Funds.

FUND                                          EFFECTIVE DATE   INITIAL TERM
----                                          --------------   ------------
Aston/McDonnell Municipal Bond Fund                               2 Years
Aston/TCH Fixed Income Fund                                       2 Years
Aston Balanced Fund                                               2 Years
Aston/Optimum Mid Cap Fund                                        2 Years
Aston/ABN AMRO Growth Fund                                        2 Years
Aston/Veredus Aggressive Growth Fund                              2 Years
Aston/Veredus Select Growth Fund                                  2 Years
Aston/Montag & Caldwell Balanced Fund                             2 Years
Aston/Montag & Caldwell Growth Fund                               2 Years
Aston/Veredus SciTech Fund                                        2 Years
Aston/TAMRO Large Cap Value Fund                                  2 Years
Aston/TAMRO Small Cap Fund                                        2 Years
Aston/ABN AMRO Real Estate Fund                                   2 Years
Aston Value Fund                                                  2 Years
Aston/TCH Investment Grade Bond Fund                              2 Years
Aston/ABN AMRO High Yield Bond Fund                               2 Years
Aston/River Road Dynamic Equity Income Fund                       2 Years
Aston/River Road Small Cap Value Fund                             2 Years
Aston/ABN AMRO Mid Cap Growth Fund                                2 Years
Aston/ABN AMRO International Fund                                 2 Years
Aston/Optimum Large Cap Opportunity Fund                          2 Years

ASTON FUNDS                             ASTON ASSET MANAGEMENT LLC


By:                                     By:
    ---------------------------------       ------------------------------------
Title:                                  Title:
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